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                                                                     Exhibit 5.2


                                  May 19, 1999



Sunstone Hotel Investors, Inc.
115 Calle de Industrias
Suite 201
San Clemente, California  92672

        RE: SUNSTONE HOTEL INVESTORS, INC., A MARYLAND CORPORATION (THE "COMPANY") ISSUANCE OF UP TO FOUR HUNDRED FORTY-SEVEN THOUSAND (447,000) WARRANTS (THE "WARRANTS") TO PURCHASE COMMON STOCK OF THE COMPANY, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), AND UP TO FOUR HUNDRED FORTY-SEVEN THOUSAND HUNDRED (447,000) SHARES (THE "WARRANT SHARES") OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS, PURSUANT TO REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        In connection with the registration of the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about September 30, 1998, as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Amended Articles of Incorporation filed with the SDAT on September 23, 1999, Articles of Amendment filed with the SDAT on November 9, 1999, June 19, 1998, August 14, 1995, May 2, 1997 and April 22,
1998 and Articles Supplementary filed with the SDAT on October 14, 1997. We have also examined the Bylaws of the Company, as amended through the date hereof (the "Bylaws") and Resolutions of the Board of Directors of the Company and committees thereof adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Warrants or the Warrant Shares will be issued or transferred in violation of the restrictions on ownership and transfer of stock contained in Section 2 of Article V of the Charter of the Company entitled REIT - Related Restrictions and Limitations on the Equity Shares of the Corporation.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

        1. The Warrants have been duly authorized by all necessary corporate action on the part of the Company, and when issued in accordance with the terms and conditions described in the Registration Statement, in




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exchange for payment of the consideration therefore, as set by the Board of
Directors, will be validly issued warrants to purchase Warrant Shares.

        2. The Warrant Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company, and when issued and delivered upon exercise of validly issued Warrants in exchange for payment of the consideration therefore as set forth in such Warrants, will be validly issued, fully paid and nonassessable shares of Common Stock.

        We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Warrants and the Warrant Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

        The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

`                                       Very truly yours,



                                        BALLARD SPAHR ANDREWS & INGERSOLL, LLP




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